Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement on Form S-4 of U.S. Bancorp of our report dated March 3, 2006 relating to our audits of the consolidated financial statements of United Financial Corp. and Subsidiaries as of and for the years ended December 31, 2005 and 2004, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Sioux Falls, South Dakota
November 27, 2006